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                                                                    Exhibit 99.4








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                            GOLDEN SKY HOLDINGS, INC.







                           178,075 Shares of Series B
                    Convertible Participating Preferred Stock







                            STOCK PURCHASE AGREEMENT






                          Dated as of November 24, 1997






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                            Golden Sky Holdings, Inc.
                            Stock Purchase Agreement
                          Dated as of November 24, 1997

                                      INDEX
                                                                            Page
   1.1 Description of Series A Convertible Preferred Stock and
         Common Stock..........................................................1
   1.2 Description of Series B Convertible Preferred Stock.....................2
   1.3 Conversion of Series B Convertible Notes................................2
   1.4 Reserved Shares.........................................................2
   1.5 Termination of Series A Stock Purchase Agreement........................3
   1.6 Sale and Purchase.......................................................3
   1.7 Closing.................................................................3
SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................3
   2.1 Organization and Corporate Power........................................3
   2.2 Authorization...........................................................4
   2.3 Non-contravention.......................................................4
   2.4 Capitalization of the Company...........................................4
   2.5 Financial Statements....................................................6
   2.6 Absence of Undisclosed Liabilities......................................6
   2.7 Absence of Certain Developments.........................................6
   2.8 Accounts Receivable.....................................................7
   2.9 Title to Properties.....................................................7
   2.10 Tax Matters............................................................8
   2.11 Contracts and Commitments..............................................8
   2.12 Proprietary Rights; Employee Restrictions..............................9
   2.13 Litigation............................................................11
   2.14 Offeree...............................................................11
   2.15 Business; Compliance with Laws........................................11
   2.16 Information Supplied to Series B Outside Investors....................12
   2.17 Investment Banking; Brokerage.........................................12
   2.18 Solvency..............................................................12
   2.19 Environmental Matters.................................................12
   2.20 Employee Benefit Programs.............................................13
   2.21 Product and Services Claims...........................................15
   2.22 Employees; Labor Matters..............................................15
   2.23 Relationship with Subscribers, Retailers and Distributors.............16
   2.24 Corporate Records; Copies of Documents................................16
   2.25 Affiliate Transactions................................................16
   2.26 Investments Related to Certain Foreign Countries......................16
   2.27 Small Business Concern, Etc...........................................16
   2.28 Insurance.............................................................17
SECTION 3. CONDITIONS OF PURCHASE.............................................17
   3.1 Satisfaction of Conditions.............................................17
   3.2 Opinion of Counsel.....................................................18
   3.3 Authorization..........................................................18
   3.4 Effectiveness of Preferred Stock Terms.................................18
   3.5 Stockholders' Agreement................................................18
   3.6 All Proceedings Satisfactory...........................................18
   3.7 Delivery of Documents..................................................18
   3.8 SBIC Deliveries........................................................19
SECTION 3A. POST-CLOSING COVENANT OF COMPANY..................................19

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SECTION 4. COVENANTS OF THE COMPANY...........................................20
   4.1 Financial Statements; Minutes..........................................20
   4.2 Budget and Operating Forecast..........................................20
   4.3 Conduct of Business....................................................21
   4.4 Payment of Taxes, Compliance with Laws, etc............................21
   4.5 Insurance..............................................................21
   4.6 Maintenance of Properties..............................................22
   4.7 Affiliated Transactions................................................22
   4.8 Management Compensation................................................22
   4.9 Use of Proceeds........................................................22
   4.10 Board of Directors Meetings; Meetings with Investors..................22
   4.11 Sales of Additional Securities........................................23
   4.12 Stockholders' Agreement, Non-Competition Agreements and
          Confidentiality and Proprietary Rights Agreements...................23
   4.13 Distributions on, and Redemptions of, Capital Stock...................24
   4.14 Merger, Consolidation, Sale of Assets, Acquisitions and
          Other Actions.......................................................25
   4.15 No Amendments to Amended and Restated Certificate
          of Incorporation....................................................26
   4.16 Capital Expenditures..................................................26
   4.17 Life Insurance........................................................26
   4.18 Annual Updates; Number of Stockholders; Use of Proceeds; Regulatory
          Violation; Economic Impact Information; Amendment...................26
SECTION 5. SERIES B OUTSIDE INVESTOR REPRESENTATIONS..........................27
SECTION 6. INDEMNIFICATION....................................................29
   6.1 Indemnification for Vicarious Liability................................29
   6.2 Notice; Defense of Claims..............................................30
   6.3 Satisfaction of Indemnification Obligations............................31
SECTION 7. GENERAL............................................................31
   7.1 Amendments, Waivers and Consents.......................................31
   7.2 Survival of Representations, Warranties and Covenants;
         Assignability of Rights..............................................32
   7.3 Governing Law..........................................................33
   7.4 Section Headings; Counterparts.........................................33
   7.5 Notices and Demands....................................................33
   7.6 Severability...........................................................33
   7.7 Expenses...............................................................33
   7.8 Integration............................................................34
   7.9 Certain Provisions Applicable to SBIC Investors........................34
   7.10 Stockholder Confirmation and Waiver...................................34

APPENDIX A - List of Investors

EXHIBITS

Exhibit A     -  Amended and Restated Certificate of Incorporation
Exhibit B     -  Stockholders' Agreement
Exhibit C     -  Non-Competition Agreement
Exhibit D     -  Form of Indemnification Agreement






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SCHEDULES

Schedule 1.3  -     Founding Investors
Schedule 2.4  -     Capitalization and Beneficial Ownership
Schedule 2.6  -     Undisclosed Liabilities
Schedule 2.7  -     Material Developments
Schedule 2.8  -     Accounts Receivable
Schedule 2.9  -     Title to Properties
Schedule 2.10 -     Tax Matters
Schedule 2.11 -     Material Contracts
Schedule 2.12 -     Proprietary Rights
Schedule 2.13 -     Litigation
Schedule 2.15 -     Business; Compliance with Laws
Schedule 2.16 -     Business Plan
Schedule 2.19 -     Environmental Matters
Schedule 2.21 -     Product and Services Claims
Schedule 2.22 -     Employees; Labor Matters
Schedule 2.25 -     Affiliate Transactions



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                            STOCK PURCHASE AGREEMENT

          AGREEMENT made as of this 24th day of November, 1997 by and among Golden Sky Holdings, Inc., a Delaware corporation (the "Company"), Golden Sky Systems, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("GSS"), Rodney A. Weary (the "Founder"), the investors identified on the signature pages hereto as the Series A Outside Investors (the "Series A Outside Investors"), the investors identified on the signature pages hereto as the Series B Outside Investors (the "Series B Outside Investors", and together with the Series A Outside Investors where no distinction is required, the "Outside Investors") and the investors identified on the signature pages as the Founding Investors (the "Founding Investors"). The Series A Outside Investors, the Series B Outside Investors and the Founding Investors are herein collectively referred to, where no distinction is required, as the "Investors" and individually as an "Investor."


SECTION 1. TERMS OF PURCHASE

          1.1 Description of Series A Convertible Preferred Stock and Common Stock. GSS previously authorized the issuance and sale to the Series A Outside Investors and the Founding Investors of 406,000 shares (the "GSS Series A Convertible Preferred Shares") of its authorized but unissued Series A Convertible Participating Preferred Stock, par value $.01 per share (the "GSS Series A Convertible Preferred Stock"), for a purchase price of $100.00 per GSS Series A Convertible Preferred Share, and 100 shares (the "GSS Common Shares") of its authorized but unissued Common Stock, par value $.01 per share (the "GSS Common Stock"), for a purchase price of $1.00 per GSS Common Share, and pursuant to a Stock Purchase Agreement dated February 12, 1997 by and among GSS, the Founder, the Series A Outside Investors and the Founding Investors (including any amendments) (the "Series A Stock Purchase Agreement"), issued and sold the GSS Series A Convertible Preferred Shares and the GSS Common Shares to such Series A Outside Investors and Founding Investors. Pursuant to an Agreement and Plan of Merger dated as of September 9, 1997 by and among the Company, GSS Mergersub Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Mergersub"), and GSS, Mergersub merged with and into GSS, with GSS being the surviving corporation. Upon the consummation of such merger: (a) each GSS Series A Convertible Preferred Share was converted into a share (collectively, the "Series A Convertible Preferred Shares") of the Company's authorized but unissued Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Convertible Preferred Stock"); (b) each GSS Common Share was converted into a share (collectively, the "Common Shares") of the Company's authorized but unissued Common Stock, par value $.01 per share (the "Common Stock"); and (c) each share of Common Stock of Mergersub was converted into a GSS Common Share, thereby causing GSS to become a wholly-owned subsidiary of the Company. Pursuant to a letter agreement dated as of September 9, 1997 by and between the Company and GSS, GSS assigned and the Company assumed all of the rights and obligations of GSS under the Series A Stock Purchase Agreement.



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          1.2 Description of Series B Convertible Preferred Stock. The Company
has authorized the issuance and sale to the Series B Outside Investors of 178,075 shares of its authorized but unissued Series B Convertible Participating Preferred Stock, par value $.01 per share (the "Series B Convertible Preferred Stock" and, together with the Series A Convertible Preferred Stock where no distinction is required, the "Convertible Preferred Stock"), for a purchase price of $200.00 per share.

          1.3 Conversion of Series B Convertible Notes. The Company previously authorized the issuance and sale to the Series B Outside Investors of convertible promissory notes of the Company in the aggregate principal amount of $10,000,000 (the "Series B Convertible Notes") and pursuant to a Note Purchase Agreement dated as of November 6, 1997 by and among the Company and the Series B Outside Investors (the "Note Purchase Agreement") issued and sold the Series B Convertible Notes to the Series B Outside Investors. Each Series B Convertible Note provides by its terms that in the event that the Company consummates a Qualifying Financing (as defined in such Note), the principal amount of such Note (together with, at the option of the Payee (as defined in such Note), accrued interest thereon) shall automatically convert into the Applicable Number (as defined in such Note) of Equity Securities (as defined in such Note). Each party hereby agrees that: (a) the issuance and sale to the Series B Outside Investors of 178,075 shares of the Company's authorized but unissued Series B Convertible Preferred Stock pursuant to this Agreement for a purchase price of $200 per share shall be deemed to be a Qualifying Financing and the shares of Series B Convertible Preferred Stock issued therein shall be deemed to be Equity Securities, in each case within the meaning of the Series B Convertible Notes; and (b) upon the consummation of such financing the principal amount of each Series B Convertible Note (together with accrued interest thereon) shall automatically convert into the Applicable Number of shares of Series B Convertible Preferred Stock. The principal amount of each Series B Convertible Note (together with accrued interest thereon) as of the Closing Date (as hereinafter defined) and the Applicable Number of shares of Series B Convertible Preferred Stock to be issued at the Closing (as hereinafter defined) upon the conversion of such Series B Convertible Note are set forth opposite the name of the applicable Series B Outside Investor in Columns 1 and 2, respectively, of Appendix A hereto. The shares of Series B Convertible Preferred Stock issued and sold pursuant to this Agreement and those issued upon conversion of the Series B Convertible Notes are herein collectively referred to as the "Series B Convertible Preferred Shares." Each Series B Convertible Preferred Share (including those issued upon conversion of the Series B Convertible Notes) shall be deemed to have been issued and sold pursuant to this Agreement, and each Series B Outside Investor shall be entitled to all of the benefits and subject to all of the obligations of this Agreement with respect to all Series B Convertible Preferred Shares issued to such Series B Outside Investor (including those issued upon conversion of the Series Be Convertible Notes.)

          1.4 Reserved Shares. The Company has authorized and has reserved, and covenants to continue to reserve, a sufficient number of shares of the Common Stock and the Company's Series A and Series B Redeemable Preferred Stock, par value $.01 per share (the "Series A Redeemable Preferred Stock" and the "Series B Redeemable Preferred Stock," respectively, and together where no distinction is required, the "Redeemable Preferred Stock"), to satisfy the rights of conversion of the holders of the Series A and Series B Convertible Preferred Stock, respectively. Any shares of Common Stock, Redeemable Preferred Stock or any successor class of capital stock of the Company hereafter issued or issuable upon conversion of the Series A or Series B Convertible Preferred Shares are herein referred to as "Series A Conversion Shares" and "Series B Conversion

Shares," respectively, and together where no distinction is required, as "Conversion Shares." The Series A Preferred Shares and Conversion Shares are herein referred to as the "Series A Securities," the Series B Preferred Shares and Conversion Shares as the "Series B Securities," and together where no distinction is required, as the "Securities."

          1.5 Termination of Series A Stock Purchase Agreement. The Series A Stock Purchase Agreement is hereby terminated, and shall be of no further force and effect, except that the representations and warranties of the parties thereto shall survive such termination and shall continue to be of full force and effect.

          1.6 Sale and Purchase. At the Closing and subject to the terms and conditions herein set forth, the Company shall issue and sell to each of the Series B Outside Investors, and each Series B Outside Investor severally and not jointly shall purchase from the Company, the number of Series B Convertible Preferred Shares set forth opposite the name of such Series B Outside Investor in Column 3 of Appendix A hereto for the aggregate purchase price set forth in the corresponding row of Column 4 of Appendix A.

          1.7 Closing. The closing (the "Closing") of the sale and purchase, and issuance upon conversion of the Series B Convertible Notes, of the Series B Convertible Preferred Shares shall take place at the offices of Faegre & Benson LLP, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901, at 10:00 A.M., on the date hereof, or such other date, time and place as shall be mutually agreed upon by the Company and fifty-eight percent in interest of the Series B Outside Investors (the "Closing Date"). At the Closing, the Company will deliver the Series B Convertible Preferred Shares being acquired by each Series B Outside Investor in the form of a certificate, issued in such Series B Outside Investor's name or in the name of its nominee (of which the Series B Outside Investor shall notify the Company not less than two business days prior to the Closing), against payment of the full purchase price therefor by check or wire transfer, and the surrender of the applicable Series B Convertible Note, by or on behalf of each Series B Outside Investor to the Company.


SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          In order to induce the Series B Outside Investors to enter into this Agreement, the Company (which term shall be deemed to include, for purposes of this Section 2, any subsidiary or subsidiaries of the Company existing at the date of this Agreement, including without limitation GSS), subject to Section
7.2 hereof, hereby represents and warrants to the Series B Outside Investors that as of the date hereof:

          2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Company. The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated to enter into and perform this Agreement and the agreements contemplated hereby, and generally to carry out the transactions contemplated hereby and thereby. The copies of the Certificate of Incorporation and By-laws of the Company, each as amended to date, which have been furnished to counsel for the Investors, are correct and complete at the date hereof. The Company is not in violation of any term of its Certificate of Incorporation or By-laws or, except as set forth in Schedule 2.1, any material agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company.

          2.2 Authorization. This Agreement and all documents and instruments executed pursuant hereto or contemplated hereby are valid and binding obligations of the Company, enforceable in accordance with their terms against the Company. The execution, delivery and performance of this Agreement and all documents and instruments contemplated hereby and the delivery and issuance of the Series B Securities have been duly authorized by all necessary corporate or other action of the Company. Assuming the accuracy of the Series B Outside Investor representations set forth in Section 5 hereof, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required of the Company in connection with the execution, delivery and performance of this Agreement, or the issuance and delivery by the Company of the Series B Securities in accordance with the terms of this Agreement, or the performance or consummation of any other transaction contemplated hereby.

          2.3 Non-contravention. The execution, delivery and performance by the Company of this Agreement and each of the other agreements and instruments to which it is a party and which are contemplated hereby will not: (a) conflict with or result in any default under any contract, obligation or commitment of the Company or any charter provision, by-law or corporate restriction of the Company; (b) result in the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company; or (c) violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Company or to which the Company is a party.

          2.4 Capitalization of the Company. The authorized capital stock of the Company consists of: (a) 1,000,000 shares of Common Stock, of which 100 shares are, and will be as of the Closing, duly and validly issued, outstanding, fully paid, and nonassessable; (b) 1,293,800 shares of designated preferred stock, par value $.01 per share, of which (i) 418,000 shares have been designated as Series A Convertible Participating Preferred Stock, all of which are duly and validly issued, outstanding, fully paid, and nonassessable, (ii) 228,500 shares have been designated as Series B Convertible Preferred Stock, all of which will be, as of the Closing, duly and validly issued, outstanding, fully paid, and non assessable, and (iii) 418,000 shares have been designated as Series A Redeemable Preferred Stock, and 228,500 shares have been designated as Series B Redeemable Preferred Stock, none of which are outstanding or will be outstanding as of the Closing; and (c) 300,000 shares of undesignated preferred stock, par value $.01 per share. Except for 62,525 shares of Common Stock reserved for issuance under the Company's Stock Option Plan adopted on July 24, 1997 (the "Stock Option Plan") and 5,682 shares of Common Stock issuable upon the exercise of warrants issued to the certain investment funds affiliated with Alta Communications, Inc. (the "Alta Investors") in connection with loans extended by the Alta Investors to the Company (the "Warrants" and any shares of Common Stock or any successor class of capital stock of the Company hereafter issued or issuable upon exercise of the Warrants, the "Warrant Shares") and except as otherwise disclosed in
Schedule 2.4, the Company has not issued any other shares of its capital stock and there are no outstanding warrants, options or other rights to purchase or acquire any of such shares, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. As of the Closing, all of the outstanding shares of capital stock of the Company will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws. The Series A

Convertible Preferred Shares and the Common Shares are duly and validly authorized, issued, outstanding, fully paid and nonassessable. The Series A Convertible Preferred Shares are currently convertible into 418,000 shares of Series A Redeemable Preferred Stock and 418,000 shares of Common Stock representing 58.48% of the Common Stock of the Company on a fully-diluted basis after giving effect to the issuance of the 62,525 shares reserved for issuance under the Stock Option Plan and the exercise, exchange or conversion of any other securities exercisable or exchangeable for or convertible into Common Stock (including the Series B Convertible Preferred Shares and the Warrants). The Series B Convertible Preferred Shares are duly and validly authorized and, as of the Closing, will be validly issued, outstanding, fully paid and non-assessable. The Series B Convertible Preferred Shares are, and as of the Closing will be, initially convertible into 228,442 shares of Series B Redeemable Convertible Preferred Stock and 228,442 shares of Common Stock representing 31.97% of the Common Stock of the Company on a fully diluted basis after giving effect to the issuance of the 62,525 shares reserved for issuance under the Stock Option Plan and the exercise, exchange or conversion of any other securities exercisable or exchangeable for or convertible into Common Stock (including the Series A Convertible Preferred Shares and the Warrants). The relative rights, preferences, restrictions and other provisions relating to the Convertible Preferred Stock and the Redeemable Preferred Stock are as set forth in the Company's Amended and Restated Certificate of Incorporation attached as Exhibit A hereto. The Company has authorized and reserved for issuance upon conversion of the Series A Preferred Shares not less than 418,000 shares of Series A Redeemable Preferred Stock and 418,000 shares of Common Stock and has authorized and reserved for issuance upon conversion of the Series B Convertible Preferred Shares not less than 228,442 shares of Series B Redeemable Preferred Stock and 228,442 shares of Common Stock, and the Conversion Shares issuable upon such conversion will be, when issued in accordance with the Amended and Restated Certificate of Incorporation of the Company, duly and validly authorized and issued, fully paid and nonassessable. The Company has authorized and reserved for issuance upon exercise of the Warrants not less than 5,682 shares of Common Stock, and the Warrant Shares issuable upon such exercise will be, when issued in accordance with the Amended and Restated Certificate of Incorporation of the Company, duly and validly authorized and issued, fully paid and nonassessable.

          Except as set forth in the Stockholders' Agreement referred to in
Section 3.5 hereof, there are no preemptive rights or rights of first refusal with respect to the issuance or sale of the Company's capital stock, other than rights to which holders of the Securities are entitled as set forth in Section
4.11 hereof. No officer, director or employee of the Company or any other person or entity has, claims to have or has any right to claim to have any interest in the Company's capital stock other than as disclosed in Schedule 2.4 or as a Series B Outside Investor hereunder. There are no restrictions on the transfer of the Company's capital stock other than those arising from federal and state securities laws or under this Agreement, or the Stockholders' Agreement referred to in Section 3.5 hereof. Except as set forth in the Stockholders' Agreement, there are no rights, obligations or restrictions on the voting of any of the Company's capital stock or the registration of such capital stock for offering to the public pursuant to the Securities Act of 1933, as amended (the "Securities Act"). After giving effect to the transactions contemplated by this Agreement, the Investors will be the only stockholders of the Company.

          Except for GSS, which is a wholly-owned subsidiary of the corporation, and Argos Support Services Company, which is a wholly-owned subsidiary of GSS, the Company has no subsidiaries or investments in any other corporation or business organization. Except as set forth in Schedule 2.4, the Company does not own or have any direct or indirect interest in, a loan or advance to, or control over any corporation, partnership, joint venture or other entity of any kind.

          2.5 Financial Statements. The Company has heretofore furnished to the Series B Outside Investors drafts of the following financial statements: (i) an audited income statement of GSS for the eight months ended August 31, 1997; and
(ii) an audited balance sheet of GSS as of August 31, 1997 (the "Audited Balance Sheet"). Such financial statements and schedules of GSS have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that such financial statements have been prepared without footnote disclosures and year-end audit adjustments, which will not, in any event, be material. Such financial statements contain notations for all significant accruals or contingencies, fairly represent the financial condition of GSS in all material respects as of the date thereof, and are true and correct as of the date thereof in all respects. Nothing has come to the attention of management of the Company since such dates that would indicate that the financial statements were not true and correct as of the date thereof.

          2.6 Absence of Undisclosed Liabilities. Since the date of its incorporation (and, in the case of GSS, since the date of GSS' incorporation) and after giving effect to the transactions contemplated hereby, the Company does not have any material liability or liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, which are or would be required to be disclosed in accordance with generally accepted accounting principles, except as and to the extent disclosed in Schedule 2.6 or as otherwise set forth in the Audited Balance Sheet, and, to the best knowledge of the Company, there exists no set of facts or circumstances which should be reasonably anticipated to form the basis for any such material liabilities.

          2.7 Absence of Certain Developments. Except as disclosed in Schedule 2.7, since the date of the Company's incorporation (and, in the case of GSS, since the date of GSS' incorporation), there has been (i) no adverse change in the condition, financial or otherwise, of the Company or in the assets, liabilities, business or prospects of the Company, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company, (iii) no waiver of any valuable right of the Company or cancellation of any debt or claim held by the Company, (iv) no loan by the Company to any officer, director, employee or stockholder of the Company or affiliates of any of the foregoing or any agreement or commitment therefor, (v) no compensation paid or payable to the Founding Investors or any increase in the compensation paid or payable to any other officer, director, employee or agent of the Company or affiliates of any of the foregoing, (vi) no material loss, destruction or damage to any property of the Company, whether or not insured, (vii) no labor trouble involving the Company and no material change in the personnel of the Company or the terms and conditions of their employment and (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other transaction by the Company otherwise than for fair value in the ordinary course of business.

          2.8 Accounts Receivable. To the best knowledge of the Company, all of the accounts receivable of the Company represent bona fide completed sales made in the ordinary course of business and are valid and enforceable claims, subject to no express set-off or counterclaim. Except as disclosed on Schedule 2.8, the Company has no accounts receivable from any person, firm or corporation which is affiliated with it or from the Founder or any of its directors, officers, employees or shareholders or any affiliates of any of the foregoing.

          2.9 Title to Properties. The Company has good and marketable title to all of its material properties and assets, free and clear of all liens, restrictions or encumbrances, except as disclosed in Schedule 2.9, and such properties and assets constitute all of the assets necessary for the conduct of the Company's business as presently conducted. To the best knowledge of the Company, the Company's current management systems and executive personnel are adequate to manage the business of the Company as contemplated to be conducted. All machinery and equipment included in such properties which is necessary to the business of the Company is in good condition and repair and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. The Company is not in violation of any material zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has the Company received any notice of violation with which it has not complied.

          2.10 Tax Matters. Except as set forth in Schedule 2.10 attached hereto:

               (a) The Company has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, franchise taxes, employment and payroll-related taxes, withholding taxes, transfer taxes, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether disputed or not. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. The Company has, in accordance with applicable law, timely and properly filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period and any deductions from, or credits against any Taxes or taxable income relating to such returns are valid and proper items of deduction or credit.

               (b) Neither the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting or, to the knowledge of the Company or threatening to assert against the Company any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes. The Company has never entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company is not and never has been a "personal holding company" as defined under Section 541 of the Code. There has not been any audit of any tax return filed by the Company, no such audit is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes. The Company does not have any liability for the Taxes of any person or entity other than the Company.

               (c) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

          2.11 Contracts and Commitments. The Company is not a party to any contract, obligation or commitment (whether written or oral) which involves a potential commitment in excess of $100,000 or which is otherwise material and not entered into in the ordinary course of business, nor is the Company a party to any employment contracts; stock restriction, voting, redemption or purchase agreements; loan, capital lease or other financing agreements; licenses; distributor or sales representative agreements; agreements with the Founder or any other officers, directors, employees or stockholders of the Company or persons or organizations related to or affiliated with any such persons; leases; agreements relating to the merger, consolidation or acquisition of the Company or disposition of any assets or capital stock; agreements relating to the licensing, distribution, development or maintenance of Direct Broadcast Satellite ("DBS") services, including without limitation any contract with the National Rural Telecommunications Cooperative (the "NRTC") or with Hughes Communications Galaxy, Inc. ("Hughes"); material agreements with subscribers of the Company's services, including without limitation, leases or rental agreements for satellite receiving systems for DirecTV ("DSS Systems") with subscribers; powers of attorney; or pension, profit-sharing, retirement or stock option plans, except in each case as are described in Schedule 2.11. The Company does not know of any basis for the termination, expiration or modification of any such agreements prior to the expiration date thereof, which termination, expiration or modification may have an adverse effect on the assets, liabilities, business, financial condition or prospects of the Company. The Company is not in default under any contract, obligation or commitment

(including without limitation the Acquisition Agreements, as defined below, and to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default. The Company is not a party to any contract or arrangement the performance of which under circumstances now foreseeable is likely to have an adverse effect on the assets, liabilities, business or condition, financial or otherwise, of the Company. The Company does not have any liability for renegotiation of any government contracts or subcontracts. The copies of the various agreements relating to the acquisition of NRTC and DBS DirecTV franchises and the contracts with the NRTC (including in each case all related schedules, amendments, assignments and consents) (the "Acquisition Agreements") that have been furnished to the Series B Outside Investors are correct and complete as of the date hereof, and, to the best knowledge of the Company, no term therein or in the agreement by and between Hughes and the NRTC, pursuant to which the NRTC acquired the rights to market DirecTV services in certain rural areas of the United States, has been waived, modified or amended as of the date hereof. Without limiting the generality of the foregoing, the Founder and all other key employees of the Company and each of its subsidiaries have entered into a Non-Competition Agreement containing non-competition, non-solicitation and confidentiality provisions with the Company in form of Exhibit C hereto, which agreements continue in full force and effect.

          2.12 Proprietary Rights; Employee Restrictions. Set forth in Schedule
2.12 is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, licenses, sublicenses and copyrights owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses exclusive licenses to use, free and clear of claims or rights of any other person, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, licenses, sublicenses, trade secrets and know how (collectively "Intellectual Property") necessary to the conduct of its business as presently conducted and as proposed to be conducted. All Intellectual Property that is used or incorporated into the Company's business and which is unique or proprietary to the Company was developed by or for the Company by the employees of the Company or its predecessors in interest and is owned exclusively by the Company, free and clear of claims or rights of any other person. The Company is not aware of any infringement by any other person of any rights of the Company under any Intellectual Property. No claim is pending or threatened against the Company nor has the Company received any notice from any third parties, to the effect that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, or the operation, products or services of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened against the Company, nor has the Company received any notice from any third parties, to the effect that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, as the case may be, and, to the best knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened).

          All licenses or other agreements under which the Company is granted rights in Intellectual Property are listed in Schedule 2.12. All such licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.12, all of the rights of the Company thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Series B Outside Investors and, to the best knowledge of the Company, the licensors under such licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby.

          All licenses or other agreements under which the Company has granted rights to others in Intellectual Property are listed in Schedule 2.12. All of said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.12, all of the rights of Company thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been made available to the Series B Outside Investors.

          All technical information developed by or belonging to the Company and which is material to the business of the Company which has not been patented has been kept confidential. The Company is not making unlawful use of any Intellectual Property of any other person, including without limitation any former employer of any past or present employees of the Company. Except as disclosed in Schedule 2.12, neither the Company nor any of its employees, officers or consultants has any agreements or arrangements with former employers of such employees, officers or consultants relating to any Intellectual Property of such employers, which interfere or conflict with the performance of such employee's duties for the Company or results in any former employers of such employees having any rights in, or claims on, the Company's Intellectual Property. The activities of the Company's employees and officers do not, to the Company's best knowledge, violate any agreements or arrangements which any such employees have with former employers. The Company has taken all commercially reasonable steps required to establish and preserve its ownership of all of the Intellectual Property; each current and former employee and officer of the Company has executed an agreement regarding confidentiality, proprietary information and assignment of inventions to the Company substantially in the form of Exhibit B hereto, and, to the knowledge of the Company, none of such employees are in violation of such agreements.

          Without limitation of any of the foregoing and except as otherwise expressly disclosed in Schedule 2.12 hereto: (a) the Company has taken reasonable security measures to guard against unauthorized disclosure or use of any of the Intellectual Property; and (b) the Company has no reason to believe that any person (including without limitation any former employee of the Company) has unauthorized possession of any of the Intellectual Property, or any part thereof, or that any person has obtained unauthorized access to any of the Intellectual Property.

          2.13 Litigation. Except as disclosed in Schedule 2.13, there is no litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company, or any officer or key employee of the Company, which relates to the Company or its business or affairs or which may call into question the validity or hinder the enforceability or performance of this Agreement or the agreements and transactions contemplated hereby or which could be reasonably expected to have an adverse effect on the assets, liabilities, business or condition (financial or otherwise) of the Company; nor, to the best knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted.

          2.14 Offeree. Neither the Company nor anyone acting on its behalf has in the past or will sell, offer for sale or solicit offers to buy any securities of the Company so as to bring the offer, issuance or sale of the Series B Convertible Preferred Shares or the Series B Conversion Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or will be within the exemptions of
Section 4 thereof. The Company has and will comply with all applicable state "blue-sky" or securities laws in connection with the issuance and sale of its Common Stock, Convertible Preferred Shares, Warrants and other securities heretofore issued and to be issued upon the closing of the Agreement. The Company has in the past complied with all applicable federal and state securities laws in connection with the offer, solicitation of offers and sales of its securities.

          2.15 Business; Compliance with Laws. Except as disclosed in Schedule 2.15, the Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently conducted. The Company is not in violation, in any respect, of any law, regulation, authorization or order of any public authority. The Company is in compliance, in all material respects, with all federal (including all laws and regulations of the Federal Communications Commission), state and local laws and regulations (including all applicable environmental laws and regulations) relating to its business as presently conducted, except as disclosed in Schedule 2.15, and has been approved as an NRTC franchisee and NRTC Affiliate Member. Neither the Company nor any of its affiliates has been: (a) subject to a voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining it, him or her from, or otherwise imposing limits or conditions on its, his or her, engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law or regulations of any regulatory agency, which such judgment or finding has not been subsequently reversed, suspended or vacated.

          2.16 Information Supplied to Series B Outside Investors. This Agreement and the Schedules (including the long-term business plan included herein as Schedule 2.16), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Such business plan was prepared by the Company in good faith and fairly presents the business and prospects of the Company in all material respects as of its date. The forecasts and projections of future financial results contained in such business plan were prepared by the Company in good faith and are based upon information available to the Company as of the date thereof and upon assumptions believed by the

Company to be reasonable. There is no material fact directly relating to the assets, liabilities, business or condition (financial or otherwise) of the Company (other than facts which relate to general economic or industry trends or conditions) presently known to the Company which has not been disclosed to the Series B Outside Investors that materially adversely affects or in the future may reasonably be expected to materially adversely affect the same.

          2.17 Investment Banking; Brokerage. No broker, finder, agent or similar intermediary has acted on behalf of the Company or the Founder in connection with this Agreement or the transactions contemplated hereby and there are no brokerage commissions, finders fees or similar fees or commissions payable in connection therewith (other than the Warrants issued to the Alta Investors). The Company agrees to indemnify and hold the Series B Outside Investors harmless from any losses, damages, costs or expenses they may suffer or incur as a result of a breach of this representation (including any dilution or diminution in value of their investment in the Company).

          2.18 Solvency. The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally. After giving effect to the transactions provided for or contemplated herein: (a) the Company will be able to pay its debts as they come due in the usual course of business and will have adequate capital to conduct its business; and (b) the Company's total assets will be greater than its total liabilities (total assets for this purpose being determined on the basis of the "fair saleable value" thereof).

          2.19 Environmental Matters.

               (a) Except as set forth in Schedule 2.19, (i) the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) to the best knowledge of the Company, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of by the Company, at any site presently or formerly owned, operated, leased, or used by the Company, or has ever come to be located in the soil or groundwater at any such site; (iii) to the best knowledge of the Company, no Hazardous Material of the Company has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; (iv) to the best knowledge of the Company, the Company presently does not own, operate, lease, or use, nor has the Company previously owned, operated, leased, or used, any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company with the presence of any Hazardous Material and based upon any action or inaction of the Company.

               (b) Except as set forth in Schedule 2.19, (i) the Company has no liability under, nor has it ever violated in any respect, any Environmental Law (as defined below); (ii) the Company, any property owned, operated, leased, or used by the Company, and any facilities and operations thereon are presently in compliance in all respects with all applicable Environmental Laws; (iii) the

Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) none of the items enumerated in clause (iii) of this paragraph will be forthcoming.

               (c) Except as set forth in Schedule 2.19, to the best knowledge of the Company, no site owned, operated, leased or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("PCBs") or equipment containing PCBs, or any urea formaldehyde foam insulation.

               (d) The Series B Outside Investors have been provided with copies of all documents, records, and information available concerning any environmental or health and safety matter relevant to the Company, whether generated in connection with the Company's business or otherwise, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

               (e) For purposes of this Section 2.19, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the federal, state, or local level, whether existing as of the date hereof, or subsequently enacted; and (iv) "Company" shall include the Company, and any predecessor to the Company.

          2.20 Employee Benefit Programs.

               (a) The Company has never maintained (as defined below) an Employee Program (as defined below) which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code.

               (b) Each Employee Program that has ever been maintained by the Company has been maintained in compliance in all material respects with all applicable laws. With respect to any Employee Program ever maintained by the Company, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (for which there exists neither a statutory nor regulatory exception), or material breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan or to any person in regard to such plan), which could result, directly or indirectly (including, without limitation, through any obligation of indemnification or contribution), in any taxes, penalties or other liability to the Company or any of its affiliates. No litigation, arbitration or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the best knowledge of the Company, threatened with respect to any such Employee Program.

               (c) Neither the Company nor any Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA or Section 412 of the Code (including, but not limited to, any Multiemployer Plan (as defined below)) or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

               (d) With respect to each Employee Program maintained by or on behalf of the Company or any affiliate since its incorporation, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the Series B Outside Investors: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements), as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy and any excess loss policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for the Company to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

               (e) For purposes of this Section 2.20:

                    (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock or cash option plans, restricted stock plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                    (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                    (iii) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company or any Entity under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

                    (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

          2.21 Product and Services Claims. Except as set forth on Schedule 2.21, (i) there are no pending or, to the best knowledge of the Company, threatened material product or service claims with respect to any products or services provided by the Company prior to the Closing Date nor are there any facts upon which a claim of such nature could reasonably be anticipated to be based and (ii) the Company does not have any contractual liability for breach of warranty or service claims. No claims have been made against the Company for renegotiation or price redetermination of any business transaction resulting from or relating to defective products or services, and, to the best knowledge of the Company, there are no facts upon which any such claim should reasonably be anticipated to be based.

          2.22 Employees; Labor Matters. The Company employs a total of approximately 254 full-time employees and 31 part-time employees and generally enjoys good employer-employee relationships. The Company is not delinquent in payments to any of its employees for any material amount of wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. The Company does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in Schedule 2.22. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work or any other concerted interference with normal operations which are existing, pending or threatened against or involving the Company. The Company has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company is, and at all times since its incorporation has been, in compliance with the requirements of the Immigration Reform Control Act of 1986. Schedule 2.22 sets forth a complete list of each officer, employee and sales representative who is scheduled to receive total remuneration from the Company on an annualized basis in excess of $50,000 for the calendar year ending December 31, 1997.

          2.23 Relationship with Subscribers, Retailers and Distributors. The relationships of the Company with its subscribers, retailers and distributors are good commercial working relationships. The Company has never intentionally solicited, nor intentionally encouraged any of its representatives or any other person to solicit, nor has the Company employed any scheme or device for the purpose of encouraging nor has the Company encouraged any of its representatives or any other person to employ any scheme or device for the purposes of encouraging persons residing outside the Company's designated DBS service areas, or persons not otherwise eligible, to become subscribers of the DBS services offered in the ordinary course of the Company's business.

          2.24 Corporate Records; Copies of Documents. The corporate record books of the Company accurately record all corporate action taken by its stockholder and board of directors and committees. The copies of the corporate records of the Company, as made available to the Series B Outside Investors for review, are true and complete copies of the originals of such documents. The Company has made available for inspection by the Investor and their counsel true and correct copies of all documents referred to in this Section 2.24 or in the Schedules delivered pursuant to this Agreement.

          2.25 Affiliate Transactions. Except as set forth in Schedule 2.25 hereto, neither the Company nor any officer, employee or director of the Company (other than the Outside Investor Representatives (as hereinafter defined)) or any of their respective spouses or family members or any of their affiliates, owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer, director, partner or in another similar capacity of, any competitor of the Company, or any organization which has a contract or arrangement with the Company.

          2.26 Investments Related to Certain Foreign Countries. Neither the Company nor any affiliate of the Company has participated in, or is participating in, an anti-Israeli boycott within the scope of Chapter 7 of Part 2 of Division 4 of Title 2 of the California Government Code, as in effect from time to time.

          2.27 Small Business Concern, Etc.

                    (a) The Company, together with its "affiliates" (as that term is defined in 13 CFR ss.121.103), is a "smaller business" within the meaning of SBIC Regulations, including 13 CFR Section 107.710. The information regarding the Company and its affiliates set forth in SBA Form 480, Form 652 and Section A of Form 1031 delivered on or prior to the Closing Date is accurate and complete. The Company does not presently engage in, nor shall hereafter engage in, any activities, and the Company shall not use the proceeds of the sale of the Series B Convertible Preferred Shares hereunder directly or indirectly for any purpose, for which an SBIC is prohibited from providing funds by SBIC Regulations (including 13 CFR Section 107.720).

                    (b) As of the date hereof, the primary business activity of the Company is (i) providing DBS services and (ii) classified under Standard Industrial Classification Code number 4841 (Cable and Other Pay Television Services), and the annual receipts (as such term is used in 13 CFR Section 121.201) of the Company are less than $11,000,000.

                    (c) For all purposes of this Agreement, the following terms shall have the following meanings:

                         (i) "SBA" means the United States Small Business
                    Administration, and any successor agency performing the functions thereof;

                         (ii) "SBIC" means a Small Business Investment Company
                    licensed by the SBA under the SBIC Act;

                         (iii) "SBIC Act" means the Small Business Investment
                    Act of 1958, as amended; and

                         (iv) "SBIC Regulations" means the SBIC Act and the
                    regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations ("13 CFR"), Parts 107 and 121.

          2.28 Insurance. The Company maintains insurance which is adequate to protect the Company and its financial condition against the risks involved in the business conducted by the Company.


SECTION 3. CONDITIONS OF PURCHASE

          The Series B Outside Investors' obligation to purchase and pay for the Series B Convertible Preferred Shares shall be subject to compliance by the Company and each of its subsidiaries, including without limitation GSS, with the Company's agreements herein contained and to the fulfillment to the Series B Outside Investors' satisfaction on or before the Closing Date of the following conditions:

          3.1 Satisfaction of Conditions. The representations and warranties of the Company contained in this Agreement (including, but not limited to, the representations and warranties made in Section 2 hereof) shall be true and correct in all material respects on and as of the Closing Date; each of the conditions specified in this Section 3 shall have been satisfied or waived in writing; and on the Closing Date, certificates to such effect executed by the President and the principal financial officer of the Company shall be delivered to the Series B Outside Investors.

          3.2 Opinion of Counsel. The Series B Outside Investors shall have received an opinion, dated the Closing Date, in form and substance satisfactory to them on the organization and authority of the Company and each of its subsidiaries, the enforceability of this Agreement and any related agreements, absence of conflicts with organizational documents and other agreements, absence of litigation and such other matters as requested by the Series B Outside Investors.

          3.3 Authorization. The Board of Directors of the Company shall have duly adopted resolutions in form reasonably satisfactory to the Series B Outside Investors authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof, and the Series B Outside Investors shall have received a duly executed certificate of the Secretary of the Company setting forth a copy of such resolutions and the Amended and Restated Certificate of Incorporation and By-laws of the Company and such other matters as may be requested by the Series B Outside Investors.

          3.4 Effectiveness of Preferred Stock Terms. The Board of Directors of the Company shall have adopted a resolution establishing the terms of the Series B Preferred Stock and Series B Convertible Redeemable Preferred Stock as set forth in Exhibit A hereto and such action shall have been made effective by the required approval thereof by the holders of the Series A Convertible Preferred

Stock and the Common Stock and the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State for the State of Delaware.

          3.5 Stockholders' Agreement. The Company, the Investors and all other stockholders of the Company, if any, shall have executed and delivered a Stockholders' Agreement in the form of Exhibit B hereto (the "Stockholders' Agreement").

          3.6 All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to fifty-eight percent in interest of the Series B Outside Investors, the Series B Outside Investors shall have received such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith. The issuance and sale of the Series B Convertible Preferred Shares to the Series B Outside Investors shall be made in conformity with all applicable state and federal securities laws.

          3.7 Delivery of Documents. The Company shall have executed and delivered to the Series B Outside Investors (or shall have caused to be executed and delivered to the Series B Outside Investors by the appropriate persons) the following:

               (a) Certificates for the Series B Convertible Preferred Shares;

               (b) Certified copies of resolutions of the Board of Directors and Stockholders of the Company authorizing the execution and delivery of this Agreement, the Stockholders' Agreement, the Amended and Restated Certificate of Incorporation creating the Series B Convertible Preferred Shares, the issuance of the Series B Convertible Preferred Shares and, upon conversion of the Series B Convertible Preferred Shares, the issuance of the Series B Conversion Shares;

               (c) A copy of the corporate charter of the Company, as amended, certified as of a recent date by the Secretary of State of the State of Delaware;

               (d) A copy of the By-laws of the Company certified by the Company's secretary;

               (e) Certificates issued by the Secretary of State of the States of Delaware and Missouri, certifying that the Company and each of its subsidiaries is in good standing in their respective states; and

               (f) Such other supporting documents and certificates as the Series B Outside Investors may reasonably request.

          3.8 SBIC Deliveries. The Company shall have delivered to Norwest Equity Partners V ("Norwest"):

               (a) duly completed and executed SBA Forms 480, 652 and Part A of 1031;

               (b) if not delivered prior to the Closing, a business plan showing the Company's financial projections for a five-year period from the Closing;

               (c) a written statement from the Company regarding its intended use of the proceeds from the sale of the Series B Preferred Shares; and

               (d) a list, after giving effect to the Closing, of (i) the name of each of the Company's directors, (ii) the name and title of each of the Company's officers, and (iii) the name of each of the Company's stockholders setting forth the number and class of shares held.


SECTION 3A. POST-CLOSING COVENANT OF COMPANY.

          The Company hereby covenants that, promptly following Closing and in accordance with the terms of the Stockholders' Agreement, the size of the Company's Board of Directors shall be fixed at seven (7) members and two (2) designees of the Series B Outside Investors shall be elected to the Company's Board of Directors (herein referred to, together with any successors as replacements, as the "Series B Outside Investor Representatives"). The designees of the Series A Outside Investors to the Company's Board of Directors are herein referred to, together with any successors as replacements, as the "Series A Outside Investor Representatives" and, together with the Series B Outside Investor Representatives where no distinction is required, the "Outside Investor Representatives." Promptly following Closing, the Company shall enter into an Indemnification Agreement with each of the Series B Outside Investor Representatives in substantially the form of Exhibit D hereto.


SECTION 4. COVENANTS OF THE COMPANY

          The Company (which term shall be deemed to include, for purposes of this Section 4, any subsidiary or subsidiaries of the Company existing at or formed after the date of this Agreement) shall comply with the following covenants except as shall otherwise be expressly agreed pursuant to a written consent or consents executed by the holders of sixty-four percent in interest of the Series A Convertible Preferred Shares and by the holders of fifty-eight percent in interest of the Series B Convertible Preferred Shares, until such time as all of the applicable series of Convertible Preferred Shares shall have been redeemed in accordance with their terms or converted into Common Stock and Redeemable Preferred Stock upon the vote of holders of fifty-eight percent in interest of such series of Preferred Shares, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock of the Company to the public in which the proceeds received by the Company, net of underwriting discounts and commissions, equal or exceed $35 million and the shares are offered to the public at a price per share, in the case of the Series A Convertible Preferred Shares, of no less than $300.00, and in the case of the Series B Convertible Preferred Shares, of no less than $600.00 (in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event) (a "Qualified Public Offering") or as otherwise provided in the Amended and Restated Certificate of Incorporation; provided, however, that the covenants set forth in Section 4.18 shall not terminate upon any such event but shall continue to be of full force and effect.

          4.1 Financial Statements; Minutes. The Company will maintain a comparative system of accounts in accordance with generally accepted accounting principles, keep full and complete financial records and furnish to the

Investors the following reports: (a) within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year, together with a consolidated statement of income and retained earnings of the Company for such year, audited and certified by independent public accountants of recognized national standing reasonably satisfactory to the Investors, prepared in accordance with generally accepted accounting principles and practices consistently applied; (b) within 45 days after the end of each quarter, commencing with the quarter ending December 31, 1997, a consolidated unaudited balance sheet of the Company as at the end of such quarter and a consolidated unaudited statement of income and retained earnings for the Company for such quarter and for the year to date; (c) within 30 days after the end of each month, commencing with the month ended October 31, 1997, a consolidated unaudited balance sheet of the Company as at the end of such month and a consolidated unaudited statement of income and retained earnings for the Company for such month and for the year to date, each of the foregoing balance sheets and statements of earnings and retained earnings to set forth in comparative form the corresponding figures for the prior fiscal period; and (d) such other financial information as the holders of fifty-eight percent in interest of the Series A Preferred Shares and the holders of fifty-eight percent in interest of the Series B Convertible Preferred Shares may reasonably request, including without limitation, certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this
Section 4.

          4.2 Budget and Operating Forecast. Commencing with the fiscal year beginning January 1, 1999, the Company will prepare and submit to the Board of Directors of the Company a budget for the Company for each fiscal year of the Company at least 60 days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget; with respect to the fiscal year beginning January 1, 1998, such budget and management's written discussion and analysis shall be submitted to the Board of Directors by no later than January 1, 1998. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the full Board of Directors of the Company and, thereupon, a copy of such budget promptly shall be sent to the Investors. The Company shall review the budget periodically and shall advise the Board of Directors and the Investors of all changes therein and all material deviations therefrom.

          4.3 Conduct of Business. The Company will continue to engage principally in the business now conducted by the Company or a business or businesses similar thereto or reasonably compatible therewith, and shall not engage in any other business or businesses without the approval of the holders of fifty-eight percent in interest of the Series A Convertible Preferred Shares and of the holders of fifty-eight percent in interest of the Series B Convertible Preferred Shares. The Company shall conduct its business in a manner that does not cause the Outside Investors to recognize any item of gross income which would generate "unrelated business taxable income" (as that term is defined in Sections 512 through 514 of the Code), including without limitation any income derived from or on account of any "debt-financed property" (as defined in Section 514 of the Code), or gross income directly attributable to a "trade or business" (within the meaning of Sections 512 and 513 of the Code).

The Company will keep in full force and effect its corporate existence and all intellectual property rights useful in its business (except such rights as the Board of Directors has reasonably determined are not material to the Company's continuing operations) and shall use its best efforts to cause each new key employee of the Company to execute a non-competition, non-solicitation and confidentiality agreement with substantially the same terms as are set forth in the form of Non-Competition Agreement attached hereto as Exhibit C.

          4.4 Payment of Taxes, Compliance with Laws, etc. The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company will comply with all applicable laws and regulations in the conduct of its business, including, without limitation, all applicable federal and state securities laws in connection with the issuance of any shares of its capital stock.

          4.5 Insurance. The Company will keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or similar business as the Company. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies engaged in the same or similar business.

          4.6 Maintenance of Properties. The Company will maintain all properties used or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, as necessary to permit such business to be properly and advantageously conducted.

          4.7 Affiliated Transactions. All transactions by and between the Company and the Founder and any officer or key employee of the Company or persons controlling, controlled by, under common control with or otherwise affiliated with the Founder or such officer or key employee, shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from nonrelated persons and shall be approved in advance by the disinterested members of the Board of Directors after full disclosure of the terms thereof.

          4.8 Management Compensation. Compensation paid by the Company to its management will be comparable to compensation paid to management in companies in the same or similar businesses of similar size and maturity and with comparable financial performance. In furtherance of the foregoing, the Company hereby agrees that no compensation or other remuneration at an annualized rate in excess of $50,000 shall be paid to, nor shall any capital stock of the Company be issued to, or options to purchase any of its capital stock granted to, any officer or employee of the Company or any of its subsidiaries, without the approval of a compensation committee of the Board of Directors, a majority of the members of which committee shall be comprised of the Outside Investor Representatives (including at least one Series A and one Series B Outside Investor Representative) and/or other non-employee members of the Board of Directors. Any grants of capital stock or options hereunder shall be conditioned upon the grantee agreeing to be bound by the terms of the Stockholders' Agreement.

          4.9 Use of Proceeds. The Company shall use the proceeds of the sale of the Series B Convertible Preferred Shares to finance acquisitions of NRTC franchises and for working capital. Pending use for the above described purposes, said proceeds shall be temporarily invested in short-term interest bearing securities, including U.S. Government securities, shares of money market mutual funds and certificates of deposit and similar instruments of federally or state-chartered banks.

          4.10 Board of Directors Meetings; Meetings with Investors.

               (a) The Company will ensure that meetings of its Board of Directors are held at least six times each year and at intervals of not more than three months and will reimburse Directors for their reasonable travel and other out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or performing such other business on behalf of the Company as may be approved by the Company in advance. The Amended and Restated Certificate of Incorporation or By-laws of the Company will at all times during which any nominee of the Investors serves as director of the Company provide for indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law. The Company will use its best efforts to obtain and maintain on reasonable business terms directors and officers' liability insurance coverage of at least $1,000,000 per occurrence and will notify its Directors promptly of any lapse of such coverage.

               (b) The Outside Investors shall be entitled to consult with and advise the Board of Directors on significant business issues with respect to the Company, including management's proposed annual operating plans for the Company, and management will meet with the Outside Investors regularly during each year at the Company's facilities at mutually agreeable times and intervals for such consultation and advice and to review progress in achieving said plans. The Outside Investors may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the financial condition and operations of the Company, provided that access to highly confidential proprietary information and facilities need not be provided. If an Outside Investor is not represented on the Board of Directors, the Company shall invite a representative of such Outside Investor to attend all meetings of its Board of Directors relating to the Company in a non-voting observer capacity, and in this respect shall give such representative copies of all notices, minutes, consents, and other material that it provides to all of its directors and which relate to the Company.

          4.11 Sales of Additional Securities.

               (a) The Company covenants and agrees that it shall not accept subscriptions for or issue, sell, give away, transfer, pledge, mortgage, assign or otherwise dispose of any shares of capital stock or any other equity interests, or other securities convertible into or exchangeable for capital stock or other equity interests or options, warrants or rights carrying any rights to purchase capital stock or other equity interests or convertible or exchangeable securities, without the express written consent of holders of fifty-eight percent in interest of the Series A Convertible Preferred Shares and of holders of fifty-eight percent in interest of the Series B Convertible Preferred Shares, except as provided in Section 4.11(b) hereof. In addition, the Company covenants and agrees that, except as otherwise expressly permitted by
Section 4.11(b) hereof, it will not sell or issue any (i) shares of capital stock of the Company, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock or convertible or exchangeable securities of the Company (collectively, "Additional Equity Securities") or (ii) subordinated notes, bonds, certificates of indebtedness, debentures or other mezzanine debt securities (collectively, "Additional Debt Securities" and together with Additional Equity Securities where no distinction is required, "Additional Securities") unless (x) the Company shall have received a bona fide arms-length offer (which may be in response to a solicitation by the Company) to purchase such Additional Securities from a third party, and (y) the Company first submits a written offer to the Investors who are then holders of Convertible Preferred Shares identifying the third party to whom such Additional Securities are proposed to be sold and the terms of the proposed sale, and offering to such Investors the opportunity to purchase such securities on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to the third party. Each of such Investors shall have the right to purchase its proportionate share of such securities based on the ratio which the number of shares of Common Stock into which such Convertible Preferred Shares owned by such Investor are then convertible bears to the number of shares of Common Stock into which all Convertible Preferred Shares owned by all Investors immediately prior to such issuance are then convertible. Any Investor may transfer its right to be offered any such opportunity to any transferee of shares of its Convertible Preferred Shares, in which event such transferee shall be deemed to be an Investor for purposes of this Section 4.11. The Company's offer to such Investors shall remain open and irrevocable for a period of at least 45 days. Any securities so offered to such Investors which are not purchased pursuant to such offer shall be offered to such Investors wishing to purchase any such securities, and thereafter may be sold by the Company to the third party originally named in the offer to such Investors on terms and conditions, including price, not more favorable to the third party than those set forth in such offer at any time within 75 days following the date of such offer, but may not be sold to any other person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 75-day period without renewed compliance with this
Section 4.11.

               (b) Notwithstanding the foregoing, the Company may (i) issue, or issue options, warrants or rights to subscribe for, up to an aggregate of 62,525 shares of its Common Stock to officers, directors, employees, consultants or agents of the Company pursuant to the terms of the Stock Option Plan and Section
4.8 hereof and issue shares of its Common Stock upon the exercise of such stock options; (ii) issue Conversion Shares upon the conversion of the Preferred Shares; (iii) issue Warrant Shares upon the exercise of the Warrants; (iv) declare, make or issue a dividend or other distribution payable in shares of the Common Stock in respect of outstanding shares of the Common Stock or the Convertible Preferred Stock in accordance with the Company's Amended and Restated Certificate of Incorporation, as amended; (v) issue shares of Common Stock in connection with a Qualified Public Offering; or (vi) with the prior consent of holders of fifty-eight percent in interest of the Series A Convertible Preferred Shares and of holders of fifty-eight percent in interest of the Series B Convertible Preferred Shares, issue, or issue options, warrants or rights to subscribe for, shares of its Common Stock in connection with any debt, capital lease or other similar financing transaction.

          4.12 Stockholders' Agreement, Non-Competition Agreements and Confidentiality and Proprietary Rights Agreements. The Company will diligently enforce all of its rights under the Stockholders' Agreement described in Section
3.5 hereof, and the agreements described in Section 3.6 hereof. The Company will not effect any transfer of any of the outstanding capital stock of the Company on the stock record books of the Company unless such transfer is made in accordance with the terms of the Stockholders' Agreement referred to in Section
3.5 hereof. The Company will not waive or release any rights under, or consent to the amendment of, any such agreement without the requisite written approval of the parties thereto.

          4.13 Distributions on, and Redemptions of, Capital Stock. Except as otherwise expressly provided in this Agreement or in Exhibit A hereto, the Company will not declare or pay any dividends or make any distributions of cash, property or securities of the Company with respect to any shares of its Common Stock or any other class of its capital stock, or directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock; provided, however, that this restriction shall not apply to the repurchase of shares of the Common Stock pursuant to stock repurchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment and involuntary transfers, by operation of law, provided that the repurchase price paid by the Company does not exceed the purchase price paid to the Company for such shares. Any redemption, repurchase or other acquisition by the Company of any shares of its capital stock shall be made in compliance with all laws, including but not limited to federal and state securities laws.

          4.14 Merger, Consolidation, Sale of Assets, Acquisitions and Other Actions. The Company will not without the prior written consent of 58% in interest of the Series A Convertible Preferred Shares and of holders of 58% in interest of the Series B Convertible Preferred Shares: (a) merge or consolidate with or into another entity (with respect to which less than a majority of the outstanding voting power of such surviving entity is held by stockholders of the Company immediately prior to such event), provided the provisions of clause (b) below are not violated by such merger or consolidation, or sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all, or substantially all, of the assets of the Company determined on a consolidated basis, (b) acquire any other corporation or business concern, whether by acquisition of assets, capital stock, merger or otherwise, and whether in consideration of the payment of cash, the issuance of capital stock or otherwise (other than acquisitions of any NRTC franchisee for a purchase price not greater than $20,000,000 or acquisitions of any other entity for a purchase price not greater than $5,000,000), (c) voluntarily liquidate or wind up its operations, (d) issue any shares of its capital stock which are senior to or on a parity with the Convertible Preferred Shares with respect to dividends, conversion, liquidation or redemptions or with any special voting rights, (e) create, incur, assume, become liable for, or permit to exist any indebtedness for borrowed money or any indebtedness as a result of any acquisition, capital leases, or other similar commitments or obligations, which, for any one such borrowing or series of related borrowings, is in excess of $20,000,000, (f) grant or permit to exist any liens securing indebtedness in excess of $20,000,000 or security interests or encumbrances on any of the Company's assets or properties with a value in excess of $20,000,000, or (g) enter into any agreement with any party which by its terms restricts the payments due the holders of the Convertible Preferred Shares pursuant to Exhibit A hereto.

          In addition, the Company will not, without the prior approval of at least five of the seven members of the Company's Board of Directors (including at least two Series A Outside Investor Representatives and at least one Series B Outside Investor Representative): (w) sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) assets with a value in excess of $1,000,000, (x) acquire any other corporation or business concern, whether by acquisition of assets, capital stock or otherwise, and whether in consideration of the payment of cash, the issuance of capital stock or otherwise, (y) create, incur, assume, become liable for, or permit to exist any indebtedness for borrowed money or any indebtedness as a result of any acquisition, capital leases, or other similar commitments or obligations, which, for any one such borrowing or series of related borrowings, is in excess of $1,000,000, or (z) grant or permit to exist any liens securing indebtedness in excess of $1,000,000 or security interests or encumbrances on any of the Company's assets or properties with a value in excess of $1,000,000.

          4.15 No Amendments to Amended and Restated Certificate of Incorporation. The Company will not make any amendment to its Amended and Restated Certificate of Incorporation or make any amendment to its By-laws (a) so as to adversely affect the rights of holders of Convertible Preferred Stock or Redeemable Preferred Stock with respect to dividends, liquidation preferences, conversion or redemption, or (b) that affects any other preferences, powers, rights or privileges of holders of Convertible Preferred Stock or Redeemable Preferred Stock without the prior written consent of holders of fifty-eight percent in interest of each series of Preferred Shares.

          4.16 Capital Expenditures. The Company will not, without the prior approval of at least five of the seven members of the Board of Directors of the Company, including at least two Series A Outside Investor Representatives and at least one Series B Outside Investor Representative, make any expenditures for fixed or capital assets, or any commitments for such expenditures, exceeding an amount of $500,000 for any one such expenditure or series of related expenditures in any one year.

          4.17 Life Insurance. The Company shall use its best efforts to obtain, maintain and continue to pay the premiums on, a key-man term life insurance policy on the life of the Founder in the amount of at least $10,000,000, such policy to name the Company as sole beneficiary thereof.

          4.18 Annual Updates; Number of Stockholders; Use of Proceeds; Regulatory Violation; Economic Impact Information; Amendment.

               (a) As long as an SBIC Investor holds any of the Securities, the Company shall, on an annual basis, provide to such SBIC Investor the information required under 13 CFR Section 107.620(b) and shall provide the information and access required by 13 CFR Section 107.620(c). For purposes of this Agreement, an "SBIC Investor" shall mean BancBoston and Norwest, an affiliate of BancBoston or Norwest that has been licensed as an SBIC and holds the Securities or any other Outside Investor or any permitted transferee of an Outside Investor that has been licensed as an SBIC and holds the Securities.

               (b) The closing of the transactions contemplated by this Agreement will cause the number of record holders of the Company's voting stock to increase from fewer than 50 to 50 or more.

               (c) Within seventy-five (75) days after the Closing, and at the end of each month thereafter until all of the proceeds from the sale of Series B Convertible Preferred Shares hereunder have been used by the Company, the Company shall deliver to all Outside Investors a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the purchase of Series B Convertible Preferred

Shares hereunder by the Company. In addition to any other rights granted hereunder, the Company shall grant all Outside Investors and the SBA access to the Company's records for the purpose of verifying the use of such proceeds.

               (d) Upon the occurrence of a Regulatory Violation (as defined below) or in the event that any SBIC Investor determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled (whether under this Agreement or any other agreement), such SBIC Investor shall have the right, to the extent required under SBIC Regulations, to demand the immediate repurchase of all of the outstanding Securities owned by such SBIC Investor at a price equal to the purchase price paid for such Securities hereunder plus accrued dividends by delivering written notice of such demand to the Company; provided, however, that, in the event of a Regulatory Violation, any SBIC Investor shall, prior to demanding the repurchase of all of the outstanding Securities owned by such SBIC Investor, use reasonable efforts to retain its investment in the Securities, including, without limitation, petitioning the SBA for its approval with respect to any unforeseen changes in the principal business activity of the Company. The Company shall pay the purchase price for such Securities by a cashier's or certified check or by wire transfer of immediately available funds to such SBIC Investor within thirty (30) days after the Company's receipt of the demand notice, and, upon such payment, such SBIC Investor shall deliver the certificates, if any, evidencing the Securities being repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

          For purposes of this Agreement, "Regulatory Violation" means a change in the principal business activity of the Company to an ineligible business activity (within the meaning of the SBIC Regulations), if such change occurs within one (1) year after the date of the initial purchase by the affected SBIC Investor of Securities hereunder.

               (e) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall deliver to each Investor a written assessment of the economic impact of the total investment by all SBIC Investors in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes, and the other economic benefits resulting from the investment, including but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports, together with all other information reasonably requested by any SBIC Investor in order to provide the information required by 13 CFR Section 107.630.

               (f) Notwithstanding anything herein to the contrary, the provisions of this Section 4.18 shall not be amended without the prior written consent of holders of a majority of the issued and outstanding Securities of any SBIC Investors (determined on an as converted basis).


SECTION 5. SERIES B OUTSIDE INVESTOR REPRESENTATIONS

          It is the understanding of the Company, and each Series B Outside Investor hereby severally represents with respect to such Series B Outside Investor's purchase of Series B Convertible Preferred Shares hereunder that:

               (a) The execution of this Agreement has been duly authorized by all necessary action on the part of the Series B Outside Investor, has been duly executed and delivered, and constitutes a valid, binding and enforceable agreement of the Series B Outside Investor.

               (b) The Investor is acquiring the Series B Convertible Preferred Shares for its own account, for investment, and not with a present view to any "distribution" thereof within the meaning of the Securities Act. The Series B Outside Investor was not formed or organized for the purpose of acquiring the Series B Convertible Preferred Shares.

               (c) The Series B Outside Investor understands that because the Series B Convertible Preferred Shares have not been registered under the Securities Act, it cannot dispose of any or all of the Series B Convertible Preferred Shares or the Series B Conversion Shares issuable upon conversion thereof unless such securities are subsequently registered under the Securities Act or exemptions from such registration are available. The Series B Outside Investor understands that each certificate representing the Series B Convertible Preferred Shares will bear the following legend or one substantially similar thereto:

               The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Act or the availability of an exemption from such registration requirements.

               (d) The Series B Outside Investor is sufficiently knowledgeable and experienced in the making of venture capital investments so as to be able to evaluate the risks and merits of its investment in the Company, and is able to bear the economic risk of loss of its investment in the Company. The Series B Outside Investor acknowledges that the Company may, subject to the restrictions set forth in this Agreement, enter into one or more acquisitions, joint ventures or additional types of financings in the future which could result in a valuation for the capital stock of the Company that is significantly below the purchase price for the Series B Convertible Preferred Shares hereunder.

               (e) The Series B Outside Investors have been advised that the Series B Convertible Preferred Shares have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that the Company in issuing the Series B Convertible Preferred Shares is relying upon, among other things, the representations and warranties of the Series B Outside Investors contained in this Section 5.

               (f) No broker, finder, agent or similar intermediary has acted on behalf of the Series B Outside Investor in connection with this Agreement or the transactions contemplated hereby and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith.

               (g) The Series B Outside Investor is an "accredited investor" as defined in Regulation D of the Securities Act.

SECTION 6. INDEMNIFICATION

          6.1 Indemnification for Vicarious Liability. Subject to Section 7.2 hereof, the Company shall, to the full extent permitted by law, and in addition to any such rights that the Investors and persons serving as officers, directors, partners, employees or agents of each Investor may have pursuant to statute, the Company's Amended and Restated Certificate of Incorporation or By-laws, or otherwise, indemnify and hold harmless each Investor (including its respective directors, officers, partners, employees and agents, an "Indemnified Investor") and each person (a "Controlling Person") (collectively with the Indemnified Investors, the "Indemnified Parties" and individually an "Indemnified Party") who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, including any investigation, legal and other expenses incurred in connection with the investigation, defense, settlement or appeal of, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted ("Losses" or "Loss"), to which they, or any of them, may become subject by reason of their status as a security holder, creditor, director, agent, representative or controlling person of the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relates directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or any of its subsidiaries or to any fiduciary obligation owed with respect thereto); provided, however, that the Company will not be liable to the extent that such Loss arises from and is based on an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnified Party specifically stating that it is for use in the preparation thereof. The indemnification and contribution provided for in this
Section 6.1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, employee, agent or Controlling Person of the Indemnified Parties.

          If the indemnification provided for in this Section 6.1 is for any reason held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investor relating to such Indemnified Party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investor relating to such Indemnified Party in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Company and the Investors shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Investors, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Investors agree that it would not be just and equitable if contribution pursuant to the foregoing paragraph were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with any registration of the Company's securities, in no event shall an Investor be required to contribute any amount under this Section 6.1 in excess of the lesser of (i) that proportion of the total of such Losses indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Investors or (ii) the proceeds received by such Investor from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

          6.2 Notice; Defense of Claims. Promptly after receipt by an Indemnified Party of notice of any third party or other claim, liability or expense to which the indemnification obligations hereunder would apply, including in connection with any governmental proceeding, the Indemnified Party shall give notice thereof in writing to the Company, but the omission to so notify the Company promptly will not relieve the Company from any liability except, and only to the extent, that the Company shall have been materially prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense.

          In the case of any third party claim, if within twenty (20) days after receiving the notice described in the preceding paragraph the Company (i) gives written notice to the Indemnified Party or Parties stating that it intends to defend in good faith against such claim, liability or expense at its own cost and expense and (ii) provides assurance and security reasonably acceptable to such Indemnified Party or Parties that such indemnification will be paid fully and promptly if required and such Indemnified Party or Parties will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Company (subject to the consent of such Indemnified Party or Parties, which consent shall not be unreasonably withheld) and such Indemnified Party or Parties shall not be required to make any payment with respect to such claim, liability or expense as long as the Company is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Company shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the Company assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such Indemnified Party or Parties, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Company's obligation to indemnify such Indemnified Party or Parties therefor will be fully satisfied and the settlement includes a complete release of such Indemnified Party or Parties. The Company shall keep such Indemnified Party or Parties apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Indemnified Party or Parties with all documents and information that such Indemnified Party or Parties shall reasonably request and shall consult with such Indemnified Party or Parties prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Indemnified Party or Parties shall at all times have the right to fully participate in such defense at its or their own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Company and the Indemnified Party or Parties and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for such Indemnified Party or Parties shall be paid by the Company. The Indemnified Party or Parties shall make available all information and assistance that the Company may reasonably request and shall cooperate with the Company in such defense.

          If the Company does not give notice of its intent to defend against any third party or other claim, liability or expense in accordance with the foregoing paragraph, or if such diligent good faith defense is not being or ceases to be conducted, the Indemnified Party or Parties will have the right to retain its or their own counsel in any such action and all fees, disbursements and other charges incurred in the investigation, defense and/or settlement of such action shall be advanced and reimbursed by the Company promptly as they are incurred and shall have the right to compromise or settle such claim, liability or expense; provided, however, that the Indemnified Party or Parties shall agree to repay any expenses so advanced hereunder if it is ultimately determined by a court of competent jurisdiction that the Indemnified Party or Parties to whom such expenses are advanced is or are not entitled to be indemnified as a matter of law or under the terms of this Agreement.

          6.3 Satisfaction of Indemnification Obligations. Any indemnity payable pursuant to this Section 6 shall be paid within the later of (a) ten (10) days after the Indemnified Party's request therefor or (b) ten (10) days prior to the date on which the Loss upon which the indemnity is based is required to be satisfied by the Indemnified Party.

SECTION 7. GENERAL

          7.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and the Founder, on the one hand, and any Investor, on the other, and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision; provided, however, that except as otherwise provided herein or therein, changes in or additions to, and any consents required by, this Agreement may be made, and compliance with any term, covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) with respect to the holders of a series of Convertible Preferred Shares by a consent or consents in writing signed by the holders of fifty-eight percent in interest of such series of Convertible Preferred Shares (including for such purposes, on a proportional basis, any Conversion Shares into which any of such series of Convertible Preferred Shares have been converted that have not been sold to the public) and (in the case of any such change or addition) the Company; provided, however, that the amendment, modification or waiver of any provision which by its terms requires the consent or approval of holders of more than fifty-eight percent in interest of any series of Convertible Preferred Shares or the consent or approval of certain Outside Investors shall only be effective with respect to the holders of such series of Convertible Preferred

Shares if it is signed by holders of such requisite percentage or such Outside Investors. All references in this Agreement to holders of fifty-eight percent in interest of a series of Convertible Preferred Shares refer to holders of 58% of the outstanding Convertible Preferred Shares of such series. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each holder of Convertible Preferred Shares of the applicable series at the time outstanding (including securities into which such Convertible Preferred Shares have been converted), each future holder of all such securities and the Company.

          7.2 Survival of Representations, Warranties and Covenants; Assignability of Rights. Except as otherwise set forth in Section 1.5 hereof, all covenants, agreements, representations and warranties of the Company and/or the Founder made herein or in the Series A Stock Purchase Agreement and in the certificates, lists, exhibits, schedules or other written information delivered or furnished by or on behalf of the Company and/or the Founder to any Investor in connection herewith or therewith shall be deemed material and to have been relied upon by such Investor, and, except as otherwise provided in this Agreement, shall survive the delivery of the Series B Convertible Preferred Shares regardless of any instruction and shall not merge in the performance of any obligation and shall bind the Company's or the Founder's successors, assigns and heirs, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of such Investor's successors and assigns and to transferees of the Securities of such Investor, whether so expressed or not. Every assignee of a Series A Outside Investor or a Series B Outside Investor shall be deemed to be a Series A Outside Investor or a Series B Outside Investor, as the case may be, under this Agreement. It is contemplated by the parties hereto that Norwest will assign two-thirds and one-third of its interest in this Agreement and the Stockholders' Agreement to Norwest Equity Partners VI and Norwest Venture Partners VI, respectively, and that, upon such assignment, Norwest Equity Partners VI and Norwest Venture Partners VI shall be deemed for all purposes to have been the parties in interest in this Agreement and the Stockholders' Agreement from the date hereof and thereof. Notwithstanding anything to the contrary contained herein, the Founding Investors shall have no recourse against the Company or the Outside Investors (including, without limitation, any rights of indemnification under Section 6 hereof) with respect to any breach of the representations and warranties made by the Company in
Section 2 of this Agreement (or Section 2 of the Series A Stock Purchase Agreement) of which they had knowledge or any breach of the representations and warranties made by the Company in Section 2 of this Agreement (or Section 2 of the Series A Stock Purchase Agreement) as and to the extent that the Founder has given a similar representation in Section 2A of the Series A Stock Purchase Agreement. The representations and warranties made by the Series B Outside Investors in Section 5 of this Agreement (and by the Series A Outside Investors in Section 5 of the Series A Stock Purchase Agreement) shall survive the delivery of the Series B Convertible Preferred Shares and shall bind the Outside Investors' successors and assigns and shall inure to the benefit of the Company's successors and assigns.

          7.3 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of law the effect of which would cause the application of domestic substantive laws of any other jurisdiction).

          7.4 Section Headings; Counterparts. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

          7.5 Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or, in the case of a nationally recognized overnight courier service, on the day following the date of such mailing, or by express delivery providing receipt of delivery, to the following addresses: if to the Company, at its address as shown on the signature page hereof, or at any other address designated by the Company to each of the Investors in writing; if to an Investor, at its mailing address as shown on Appendix A hereto, or at any other address designated by such Investor to the Company and the other Investors in writing; and if to an assignee of an Investor, at its address as designated to the Company and the other Investors in writing.

          7.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

          7.7 Expenses. The Company shall pay all costs and expenses that each of it and the Outside Investors incurs with respect to the negotiation, execution, delivery and performance of this Agreement and any amendments hereto and the agreements, documents and instruments contemplated hereby or executed pursuant hereto and the Founding Investors shall pay all costs and expenses that they incur with respect to the negotiation, execution, delivery and performance of this Agreement and the agreements, documents and instruments contemplated hereby or executed pursuant hereto. The Company shall reimburse all documented costs and out-of-pocket expenses of each of the Outside Investor Representatives (or any person acting on such Outside Investor Representative's behalf) that are incurred in connection with attendance at Board meetings, at other Company related meetings and activities and at industry related meetings and seminars.

          7.8 Integration. Except to the extent set forth in Section 1.3 hereof, this Agreement together with the Stockholders' Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          7.9 Certain Provisions Applicable to SBIC Investors. Sections 2.27,
3.8 and 4.18 hereof contain certain provisions that are included herein solely for the benefit of SBIC Investors. A stockholder of the Company may not assert any rights or claims with respect to such provisions arising at any time after it has ceased to be an SBIC.

          7.10 Stockholder Confirmation and Waiver. Each of the Series A Outside Investors and the Founding Investors hereby confirms that he, she or it approves and consents to the Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit A, and waives any right to subscribe for or purchase shares of Series B Preferred Stock (pursuant to Section 4.11 of the Series A Stock Purchase Agreement or otherwise) except to the extent, if any, that such Investor is purchasing such shares hereunder.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.


                                        GOLDEN SKY HOLDINGS, INC.
                                        605 W. 47th Street, Suite 300
                                        Kansas City, MO 64112


                                        By: /s/ Rodney A. Weary
                                           -------------------------
                                            Name: Rodney A. Weary
                                            Title: Chief Executive Officer


                                        GOLDEN SKY SYSTEMS, INC.
                                        605 W. 47th Street, Suite 300
                                        Kansas City, MO 64112


                                        By: /s/ Rodney A. Weary
                                           -------------------------
                                            Name: Rodney A. Weary
                                            Title: Chief Executive Officer


                                        FOUNDER:


                                        /s/ Rodney A. Weary
                                        -----------------------
                                        Rodney A. Weary


                                        SERIES B OUTSIDE INVESTORS:

                                        NORWEST EQUITY PARTNERS V, A
                                        MINNESOTA LIMITED PARTNERSHIP

                                        By: Itasca Partners V, L.L.P.
                                            General Partner


                                        By: /s/ Eric Torgerson
                                           --------------------------
                                            Name: Eric Torgerson
                                            Title: Partner

                                        HANCOCK VENTURE PARTNERS
                                        V-DIRECT FUND L.P.

                                        By: HVP V-Direct Associates, LLC

                                        By: HarbourVest Partners, LLC


                                        By: /s/ WIlliam A. Johnson
                                           --------------------------
                                            Name: William A. Johnson
                                            Title: Partner

                                        ALTA SUBORDINATED DEBT
                                        PARTNERS III, L.P.

                                        By: Alta Subordinated Debt
                                            Management III, L.P.


                                        By: /s/ Eileen McCarthy
                                           --------------------------
                                            Name: Eileen McCarthy
                                            Title: General Partner

                                        ALTA COMMUNICATIONS VI, L.P.

                                        By: Alta Communications VI Management
                                            Partners, L.P.


                                        By: /s/ Eileen McCarthy
                                           --------------------------
                                            Name: Eileen McCarthy
                                            Title: General Partner


                                        ALTA-COMM S BY S, LLC


                                        By: /s/ Eileen McCarthy
                                           --------------------------
                                            Name: Eileen McCarthy
                                            Title: Member

                                        LION INVESTMENTS LIMITED


                                        By: /s/ Patrick
                                           --------------------------
                                            Name: Patrick
                                            Title: Director

                                        WESTPOOL INVESTMENT TRUST


                                        By: /s/ Patrick
                                           --------------------------
                                            Name: Patrick
                                            Title: Director

                                        WEBER FAMILY TRUST dated 1/6/89


                                        By: /s/ E.M. Weber
                                           --------------------------
                                            Name: E.M. Weber
                                            Title: Trustee

                                        BANCBOSTON VENTURES INC.


                                        By: /s/ William O. Charman
                                           --------------------------
                                            Name: William O. Charman
                                            Title: Vice President

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION


                                        By: /s/ Molly S. Fergusson
                                           --------------------------
                                            Name: Molly S. Fergusson
                                            Title: Manager, Operations

                                        THE MILLENNIAL FUND


                                        By: /s/ Jack Tankersley, Jr.
                                           --------------------------
                                            Name: G. Jackson Tankersley, Jr.

                                        BUILDER INVESTMENT
                                        PARTNERSHIP


                                        By: /s/ Allen A. Builder
                                           --------------------------
                                            Name: Allen A. Builder
                                            Title: General Partner

                                        SERIES A OUTSIDE INVESTORS:

                                        ALTA SUBORDINATED DEBT
                                        PARTNERS III, L.P.

                                        By: Alta Subordinated Debt
                                            Management III, L.P.,
                                            General Partner


                                        By: /s/ Eileen McCarthy
                                           --------------------------
                                            Name: Eileen McCarthy
                                            Title: General Partner


                                        ALTA COMMUNICATIONS VI, L.P.

                                        By: Alta Communications VI
                                            Management Partners,
                                            L.P., General Partner


                                        By: /s/ Eileen McCarthy
                                           --------------------------
                                            Name: Eileen McCarthy
                                            Title: General Partner

                                        ALTA-COMM S BY S, LLC


                                        By: /s/ Eileen McCarthy
                                           --------------------------
                                            Name: Eileen McCarthy
                                            Title: Member

                                        SPECTRUM EQUITY INVESTORS L.P.

                                        By: Spectrum Equity Associates L.P.,
                                             General Partner


                                        By: /s/ William P. Collatos
                                           --------------------------
                                            Name:  William P. Collatos
                                            Title: General Partner

                                        SPECTRUM EQUITY
                                        INVESTORS II, L.P.

                                        By: Spectrum Equity Associates II,
                                            L.P., General Partner


                                        By: /s/ William P. Collatos
                                           --------------------------
                                            Name:  William P. Collatos
                                            Title: General Partner

                                        BANCBOSTON VENTURES INC.



                                        By: /s/ William O. Charman
                                           --------------------------
                                            Name: William O. Charman
                                            Title: Vice President

                                        FOUNDING INVESTORS:

                                        Rodney A. Weary Revocable Trust Dated
                                        10/25/95


                                        By: /s/ Rodney A. Weary
                                           --------------------------
                                            Name: Rodney A. Weary
                                            Title: Trustee

                                        F.G. Weary III Revocable Trust


                                        By: /s/ F.G. Weary
                                           --------------------------
                                            Name: F.G. Weary
                                            Title: Trustee

                                        Sarah Weary Revocable Trust


                                        By: /s/ Sarah Weary
                                           --------------------------
                                            Name: Sarah Weary
                                            Title: Trsutee


                                        /s/ Robert B. Liepold
                                        -----------------------------
                                        Robert B. Liepold


                                        /s/ Ron D. Foster
                                        -----------------------------
                                        Ron D. Foster


                                        /s/ Jo Ellen Linn
                                        -----------------------------
                                        Jo Ellen Linn


                                        /s/ Robert Weaver
                                        -----------------------------
                                        Robert Weaver

                                        /s/ Donald Tucker
                                        -----------------------------
                                        Donald Tucker


                                        /s/ Barbara Tucker
                                        -----------------------------
                                        Barbara Tucker


                                        /s/ Robert H. Weaver
                                        -----------------------------
                                        Robert H. Weaver


                                        /s/ Jeff K. Ramsey
                                        -----------------------------
                                        Jeff K. Ramsey


                                        /s/ Rebecca D. Ramsey
                                        -----------------------------
                                        Rebecca D. Ramsey


                                        A Delaware Trust

                                        By: /s/ Arthur B. Ramsey
                                           --------------------------
                                           Arthur B. Ramsey, Trustee


                                        Ramsey Trust Dated 12/14/95

                                        By: /s/ Arthur B. Ramsey
                                           --------------------------
                                            Arthur Ramsey, Trustee

                                        By: /s/ Lyle Ramsey
                                           --------------------------
                                            Lyle Ramsey, Trustee


                                        /s/ Paul Spurgeon
                                        -----------------------------
                                        Paul Spurgeon




                                                                                                                          Appendix A

                                                     List of Investors

                           Principal Amount       Number of Series B     Number of Series B  Aggregate Purchase    Total Number of
                       of Series B Convertible  Convertible Preferred  Convertible Preferred       Price        Series B Convertible
                           Note plus Accrued       Shares Issuable        Shares Purchased                         Preferred Shares
                               Interest            Upon Conversion                                                     Issuable
                              (Column 1)              (Column 2)            (Column 3)           (Column 4)           (Column 5)
                              ----------              ----------            ----------           ----------           ----------

Name

Series B Outside Investors:

Norwest Equity Partners V        $3,473,276               17,367               57,758.62        $11,551,724           75,125.62
c/o Norwest Venture Capital
Management, Inc.
2800 Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN  55402
Attn: Erik Torgerson

Hancock Venture Partners         $3,473,276               17,367               57,758.62        $11,551,724           75,125.62
V-Direct Fund L.P.
c/o HarbourVest Partners, LLC
One Financial Center
44th Floor
Boston, MA  02111
Attn:  Bill Johnston

Alta Subordinated Debt         $ 514,343.15                2,572                8,553.24        $ 1,710,648           11,125.24
Partners III, L.P.
Alta Communications VI, L.P.   $ 855,493.69                4,278               14,226.375       $ 2,845,275           18,504.375
Alta-Comm S  By S, LLC         $  19,473.16                   98                  323.835    $       64,767              421.835
c/o Alta Combinations, Inc.
One Embarcadero Center
Suite 4050
San Francisco  CA 94111
Attn:  Robert Benbow

Lion Investments Limited       $ 289,330.55                1,447                3,563.76        $   712,752            5,010.76
Westpool Investment Trust plc  $ 867,993.66                4,340               10,691.27        $ 2,138,254           15,031.27
c/o London Merchant Securities
Carlton House
33 Robert Adam Street
London WIM 5AH
England
Attn: Iain MacPhail





                            Principal Amount      Number of Series B     Number of Series B  Aggregate Purchase    Total Number of
                       of Series B Convertible  Convertible Preferred  Convertible Preferred       Price        Series B Convertible
                           Note plus Accrued       Shares Issuable        Shares Purchased                         Preferred Shares
                               Interest            Upon Conversion                                                     Issuable
                              (Column 1)              (Column 2)            (Column 3)           (Column 4)           (Column 5)
                              ----------              ----------            ----------           ----------           ----------

Weber Family Trust             $     434.12                    3                   72.845           $14,569               75.845
dated 1/6/89
c/o Eugene M. Weber
50 California Street
Suite 3200
San Francisco, CA  94111
Attn: Eugene M. Weber

BancBoston Ventures Inc.        $578,879.67                2,895                9,626.435        $1,925,287           12,521.435
175 Federal Street
10th Floor
Boston, MA  02110
Attn:  William Charman

General Electric Capital Corporation    --                  --                 15,000            $3,000,000           15,000
120 Long Ridge Road
3rd Floor
Stamford, CT  06927
Attn:  Peter Foley

The Millennial Fund                     --                  --                    250           $50,000                  250
c/o G. Jackson Tankersley, Jr.
The Centennial Funds
1428 15th Street
Denver, CO 80202

Builder Investment Partnership          --                  --                    250           $50,000                  250
Five Piedmont Center, Suite 700
Atlanta, GA 30305
Attn:  Allen A. Builder

Series A Outside Investors:

Alta Subordinated Debt Partners III, L.P.
Alta Communications VI, L.P.
Alta-Comm S By S, LLC
c/o Alta Communications, Inc.
One Embarcadero Center
Suite 4050
San Francisco, CA  94111

Spectrum Equity Investors L.P.
Spectrum Equity Investors II L.P.
125 High Street, Suite 2600
Boston, MA 02110
Attn:  William P. Collatos


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


                           Principal Amount       Number of Series B     Number of Series B  Aggregate Purchase    Total Number of
                       of Series B Convertible  Convertible Preferred  Convertible Preferred       Price        Series B Convertible
                           Note plus Accrued       Shares Issuable        Shares Purchased                         Preferred Shares
                               Interest            Upon Conversion                                                     Issuable
                              (Column 1)              (Column 2)            (Column 3)           (Column 4)           (Column 5)
                              ----------              ----------            ----------           ----------           ----------
BancBoston Ventures Inc.
175 Federal Street, 10th Floor
Boston, MA 02110
Attn:  William O. Charman

The Millennial Fund
c/o G. Jackson Tankersley, Jr.
The Centennial Funds
1428 15th Street
Denver, CO 80202

Builder Investment Partnership
Five Piedmont Center, Suite 700
Atlanta, GA 30305
Attn:  Allen A. Builder

Founding Investors:

Rodney A. Weary Revocable Trust
Dated 10/25/95
3900 W. 90th
Prairie Village, KS 66207

F.G. Weary III Revocable Trust
1508 S. Golf Club Drive
Richmond, MO 64085

Sarah Weary Revocable Trust
1508 S. Golf Club Drive
Richmond, MO 64085

Robert B. Liepold
6140 Mission Drive
Shawnee Mission, KS 66208
Ron D. Foster
4613C N.E. Whispering Winds Dr.
Lee's Summit, MO 64064

Jo Ellen Linn
4613C N.E. Whispering Winds Dr.
Lee's Summit, MO 64064

Robert Weaver
6221 Belle Rive Dr.
Brentwood, TN 37027

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



                           Principal Amount       Number of Series B     Number of Series B  Aggregate Purchase    Total Number of
                       of Series B Convertible  Convertible Preferred  Convertible Preferred       Price        Series B Convertible
                           Note plus Accrued       Shares Issuable        Shares Purchased                         Preferred Shares
                               Interest            Upon Conversion                                                     Issuable
                              (Column 1)              (Column 2)            (Column 3)          (Column 4)            (Column 5)
                              ----------              ----------            ----------          ----------            ----------
Donald & Barbara Tucker
109 Lord Ashley Drive
Greenville, NC 27858

Robert H. Weaver
1509 Douglas Drive
Jackson, MS 39211

Jeff K. or Rebecca D. Ramsey
jt. tenants w/ rights of survivorship
P.O. Box 2293
Corrales, NM 87048

A Delaware Trust
Arthur B. Ramsey, Trustee
1621 Sagebrush Trail S.E.
Albuquerque, NM 87123

Ramsey Trust Dated 12/14/95
1621 Sagebrush Trail S.E.
Albuquerque, NM 87123

Paul Spurgeon
3000 SW 19th Street
Topeka, KS 66604


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